Exhibit 5.1
June 14, 2010
Ladenburg Thalmann & Co. Inc.
4499 Buscayne Blvd, 14th Floor
Miami, Florida 33137
and
The Purchasers signatory to the Purchase Agreement (defined below)
Ladies and Gentlemen:
We have acted as counsel to Cereplast, Inc, a Nevada corporation (the “Company”) in connection with the issuance and sale by the Company of 2,137,642 shares (the “Securities”) of the Company’s common stock, par value $.001 per share (“Common Stock”) and warrants to purchase 1,068,821 shares of Common Stock (the “Warrants”), pursuant to that certain Placement Agent Agreement, dated June 9, 2010, (the “Placement Agent Agreement”), by and between the Company and Ladenburg Thalmann & Co., Inc. (the “Placement Agent”) and the Securities Purchase Agreement dated June 9, 2010 by and between the Company and the Purchasers signatory thereto (the “Purchase Agreement”). This opinion is being rendered to you pursuant to Section 5(e) of the Placement Agent Agreement and Section 2.2(a) of the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Placement Agent Agreement and the Purchase Agreement.
In our capacity as counsel to the Company, we have examined, among other things, originals, or copies identified to our satisfaction as being true copies, of the following:
(i) The Registration Statement on Form S-3 (File No. 333-166307) filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 26 2010, for the purposes of registering the sale of the Shares under the Securities Act of 1933 (the “Securities Act”), as amended; the Notice of Effectiveness notifying that the Commission had declared such Registration Statement, effective as of 4:30 p.m., Washington D.C. time, on May 26, 2010, and the final Prospectus Supplement in the form filed with the Commission on June 10, 2010, pursuant to Rule 424(b) under the Securities Act. Such Registration Statement, when it became effective (including the information deemed to be part of the Registration Statement at the time it became effective pursuant to Rule 430A of the Rules and Regulations under the Securities Act), is referred to herein as the “Registration Statement,” and such Prospectus Supplement in the form delivered for filing with the Commission pursuant to Rule 424(b) is referred to herein as the “Final Prospectus;”
(ii) The Articles of Incorporation of the Company as amended and in effect on the date hereof;
(iii) The Bylaws of the Company as amended and in effect on the date hereof;

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(iv) The Certificate of Good Standing of the Company certified by the Secretary of State of the State of Nevada on June 11, 2010 (the “Nevada Certificate”);
(v) The resolutions of the Board of Directors of the Company adopted on June 9 2010, authorizing/ratifying the execution and delivery of the Placement Agent Agreement, the Purchase Agreement, the Escrow Deposit Agreement, (the Placement Agent Agreement, Purchase Agreement, and Escrow Deposit Agreement, collectively, the “Transaction Documents”), the issuance and sale of the Securities sold by the Company, the preparation and filing of the Registration Statement, and other actions with regard thereto;
(vi) The Placement Agent Agreement;
(vii) The Securities Purchase Agreement;
(viii) A specimen certificate for the shares of Common Stock of the Company;
(ix) The Officer’s Certificate dated June 14, 2010, of the Chief Executive Officer of the Company delivered pursuant to Section 5(f) of the Placement Agent Agreement;
(x) The Officer’s Certificate dated June 14, 2010, of the Chief Executive Officer of the Company delivered to us in connection with this opinion (the “Officer’s Certificate”); and
(xii) Such other records, certificates, documents and instruments, certified or otherwise identified to our satisfaction, as we have considered necessary or appropriate for the purposes of this opinion.
In addition, we have obtained from public officials and from officers and other representatives of the Company such other certificates and assurances as we consider necessary for purposes of this opinion.
In rendering the opinions set forth in this opinion letter, we assume the following:
(a) the legal capacity of each natural person;
(b) the legal existence of all parties other than the Company to the transactions referred to in the Transaction Documents;
(c) the power and authority of each person other than the Company and its Subsidiaries or person(s) acting on behalf of the Company and its Subsidiaries to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person;
(d) the authorization, execution and delivery by each person other than the Company or person(s) acting on behalf of the Company of each document executed and delivered or to be executed and delivered by such person;
(e) the legality, validity, binding effect and enforceability as to each person other than the Company or persons acting on behalf of the Company of each document executed and delivered or to be executed or delivered and of each other act done or to be done by such person;
(f) the payment of all the required documentary stamps taxes and fees imposed upon the execution, filing or recording of the Transaction Documents;

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(g) that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of the opinions set forth in this opinion letter and no undisclosed prior waiver of any right or remedy contained in the Transaction Documents;
(h) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy;
(i) the accuracy on the date of this letter as well as on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications;
(j) that the addressee has acted in good faith, without notice of adverse claims, and has complied in all material respects with all laws applicable to it that affect the transactions referred to in the Transaction Documents;
(k) that the transactions referred to in the Transaction Documents comply with all tests of good faith, fairness and conscionability required by law;
(l) that routine procedural matters such as service of process or qualification to do business in the relevant jurisdictions will be satisfied by the parties seeking to enforce the Transaction Documents;
(m) that all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies constituting the law for which we are assuming responsibility are published (e.g., reported court decisions and the specialized reporting services of BNA, CCH and Prentice-Hall) or otherwise generally accessible (e.g., LEXIS or WESTLAW) in each case in a manner generally available (i.e., in terms of access and distribution following publication) to lawyers practicing in our judicial circuit;
(n) that there are no other agreements or understandings among the parties that would modify the terms of the Transaction Documents or the respective rights or obligations of the parties to the Transaction Documents;
(o) that with respect to the Transaction Documents and to the transactions referred to therein, there has been no mutual mistake of fact and there exists no fraud or duress; and
(p) the constitutionality and validity of all relevant laws, regulations and agency actions unless a reported case has otherwise held.
Whenever a statement herein is qualified by “to our knowledge” or similar phrase, it means that, during the course of our representation of the Company for the purposes of this opinion letter, (a) no information that would give those lawyers who participated in the preparation of the letter (collectively, the “Opinion Letter Participants”) current actual knowledge of the inaccuracy of such statement has come to their attention; (b) we have not undertaken any independent investigation or inquiry to determine the accuracy of such statement; (c) any limited investigation or inquiry otherwise undertaken by the Opinion Letter Participants during the preparation of this opinion letter should not be regarded as such an investigation or inquiry; and (d) no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company. As to certain questions of fact material to this opinion, we have relied upon statements or certificates from the Company or person(s) acting on behalf of the Company.

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The validity, binding effect and enforceability of Transaction Documents may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors’ rights and remedies generally and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith. In addition, certain remedies, waivers and other provisions contained in the Transaction Documents might not be enforceable; nevertheless, such unenforceability will not render such agreements invalid as a whole or preclude the practical realization of the benefits to the Investor thereunder.
This opinion relates solely to the laws of the United States, and we express no opinion with respect to effect or applicability of the laws in other areas or of other jurisdictions. Without limiting the generality of the foregoing, we are not experts on, and we do not express any opinion on any applicable laws, rules or regulations relating to (i) patents, copyrights, trademarks and other proprietary rights and licenses, (ii) Luxembourg, and (iii) France.
We are counsel admitted to practice in the State of New York and we do not express any opinion with respect to the effect or applicability of the laws of any jurisdiction, other than the laws of the State of New York, the corporate laws of the State of Nevada and the federal laws of the United States of America. In doing so, we have assumed that the corporate laws of the State of Nevada, which govern the Company, are identical in all material respects to the corporate laws of the State of New York. In making such assumption, we do not intend to imply that the corporate laws of the State of Nevada are identical to the corporate laws of the State of New York.
For purposes of the matters addressed in paragraph (1) below relating to the valid existence and good standing of the Company under the laws of Nevada, we have relied solely upon the Nevada Certificate.
For purposes of our opinion in paragraph (6) below, relating to the Registration Statement being effective we have relied solely upon (a) the Notice of Effectiveness notifying that the Commission had declared such Registration Statement, effective as of 4:30 p.m., Washington D.C. time, on May 26, 2010 and (b) oral advice received on June 14, 2010 from a Commission staff examiner that there is no stop order suspending the effectiveness of the Registration Statement.
For purposes of the matters addressed in paragraphs (4) and (9) below, we have relied solely upon the Officer’s Certificate.
On the basis of our examination of the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:
1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite power and authority, and all material governmental licenses, authorizations, consents and approvals that are required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted (all as described in the Company’s SEC Reports filed in the last 12 months). The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify could have a Material Adverse Effect on the Company.

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2. The Company has all requisite power and authority to (i) execute, deliver and perform the Transaction Documents, (ii) to issue, sell and deliver the Shares, the Warrants, and, upon exercise of the Warrants, the Warrant Shares pursuant to the Transaction Documents and (iii) to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents.
3. All action on the part of the Company, its directors and its stockholders necessary for the authorization, execution and delivery by the Company of the Transaction Documents, the authorization, issuance, sale and delivery of the Warrants pursuant to the Transaction Documents, the issuance and delivery of the Warrant Shares and the consummation by the Company of the transactions contemplated by the Transaction Documents has been duly taken. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.
4. After giving effect to the transactions contemplated by the Purchase Agreement, and immediately after the Closing, the authorized capital stock of the Company will consist of: an aggregate of 475,000,000 shares of Common Stock, of which 12,879,566 shares will be issued and outstanding and 1,213,066 shares will be reserved for issuance upon conversion of issued and outstanding options, warrants and other derivative securities, 24,855,755.50 shares will be reserved for issuance to employees, officers and directors under the Company’s Stock Incentive Plan, of which 144,244.50 shares are subject to currently outstanding incentive stock option grants, and 1,068,821 shares will be reserved for issuance upon exercise of Warrants. All presently issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive or similar rights, and have been issued in compliance with applicable securities laws and regulations. To our knowledge, except for rights described in Schedule 3.1(g) of the Purchase Agreement, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire from the Company any capital stock or other securities of the Company, or any other agreements to issue any such securities or rights. The rights, privileges and preferences of the Common Stock are as stated in the Company’s Articles of Incorporation, as amended.
5. The Warrants which are being issued on the date hereof pursuant to the Purchase Agreement have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights, and have been issued in compliance with applicable securities laws, rules and regulations. The Warrant Shares have been duly and validly authorized and reserved for issuance, and when issued upon the exercise of the Warrants in accordance with the terms therein, will be validly issued, fully paid and nonassessable, and free of any preemptive or similar rights.
6. The Registration Statement filed with the Commission No. 333-166307 which registers the sale of the Shares, the Warrants and the Warrant Shares to the Purchasers is currently effective.
7. To our knowledge, the Company has filed all reports (the “SEC Reports”) required to be filed by it under Sections 13(a) and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) for the two years preceding the date hereof. As of their respective filing dates, the SEC Reports complied in all material respects as to form with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

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8. The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Transaction Documents and the issuance, sale and delivery of the Shares, the Warrants and the Warrant Shares pursuant to the Purchase Agreement do not (a) conflict with or result in a violation of any provision of law, rule or regulation or any rule or regulation of any Trading Market applicable to the Company or of the certificate of incorporation or by-laws or other similar organizational documents of the Company, (b) conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any agreement, instrument, order, writ, judgment or decree known to us to which the Company is a party or is subject or (c) result in the creation or imposition of any lien, claim or encumbrance on any of the assets or properties of the Company.
9. To our knowledge, except as set forth in the Disclosure Schedules to the Agreement, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company or its Subsidiaries, or any of its officers, directors or employees (in connection with the discharge of their duties as officers, directors and employees), of the Company or its Subsidiaries, or affecting any of its properties or assets.
10. In connection with the valid execution, delivery and performance by the Company of the Transaction Documents, or the offer, sale, issuance or delivery of the Shares, the Warrants and the Warrant Shares or the consummation of the transactions contemplated thereby, no consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization, is required.
11. The Company is not, and after the consummation of the transactions contemplated by the Transaction Documents shall not be, an Investment Company within the meaning of the Investment Company Act of 1940, as amended.
In the course of preparation by the Company of the Prospectus, we have participated in conferences with certain officers of the Company and the Company, with the independent auditors of the Company’s financial statements and representatives of the Purchaser. While we have not independently verified the accuracy, completeness or fairness of the statements made in the Prospectus and do not assume any responsibility therefore, nothing has come to our attention that would lead us to believe that the Prospectus, as of the date hereof (other than the financial statements and notes thereto and the supporting schedules and other financial data derived therefrom included or incorporated by reference therein), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.
This opinion is furnished by us as counsel to the Company, to you, in connection with the transactions contemplated by the Placement Agent Agreement and the Purchase Agreement, is solely for your benefit and may not be delivered to, quoted or relied upon by any other party, or for any other purpose, without our express written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,

SICHENZIA ROSS FRIEDMAN FERENCE LLP